Exhibit 10.3

CONVERSION AGREEMENT

by and among

QUANTUM CORPORATION

and

DIALECTIC TECHNOLOGY SPV LLC

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee and Notes Collateral Agent (solely with respect to Sections 7.1 and 7.3 and Articles III and X)

Dated as of June 1, 2026

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of June 1, 2026 (the “Agreement Date”), by and among Quantum Corporation, a Delaware corporation (the “Company”), Dialectic Technology SPV LLC, a Delaware limited liability company (“Dialectic”), and, solely with respect to Sections 7.1 and 7.3 and Articles III and X hereof, U.S. Bank Trust Company, National Association (“US Bank”), a national banking association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”) under the Indenture (as defined below). The Company and Dialectic are each referred to herein individually as a “Party” and collectively as the “Parties.” For purposes of Sections 7.1 and 7.3 and Article X only, references to “Parties” shall be deemed to include the Trustee and the Notes Collateral Agent (as each such term is defined below), as applicable. Certain capitalized terms used in this Agreement are defined in Article I.

RECITALS

WHEREAS, Dialectic is the sole beneficial owner of certain 10.00% PIK Senior Secured Convertible Notes due 2028 (the “Note”) issued by the Company pursuant to that Indenture, dated as of December 18, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and between the Company, the Trustee and the Notes Collateral Agent;

WHEREAS, the Note was issued to Dialectic in connection with the Debt Exchange (as defined in that certain Transaction Agreement, dated as of September 23, 2025 (the “Transaction Agreement”), by and among the Company, Dialectic, OC III LVS XXXIII LP and OC III LVS XL LP), pursuant to which Dialectic’s term loans under that certain Term Loan Credit and Security Agreement, dated as of August 5, 2021 (as amended, supplemented or otherwise modified through the date hereof, the “Term Loan Credit Agreement”), were converted on a dollar-for-dollar basis into the Note in December 2025, following receipt of stockholder approval at a special meeting of stockholders of the Company;

WHEREAS, as of the date of this Agreement, the Note has total outstanding principal amount of $54,718,114 (the “Note Principal Amount”);

WHEREAS, the Company is contemplating a private investment in public equity transaction (the “PIPE Transaction”) pursuant to which the Company will issue and sell shares of its Common Stock (as defined below) for cash;

WHEREAS, the Company is seeking to, among other things, extend the stated maturity date of the term loans that remain outstanding under the Term Loan Credit Agreement and the lenders thereof have conditioned such extension on the conversion of all Note Principal Amount and all accrued and unpaid interest thereon (the “Note Interest Amount”) from the date of the Indenture to the Closing Date into shares of Common Stock;

WHEREAS, Dialectic has agreed to voluntarily convert all Note Principal Amount and all Note Interest Amount into shares of Common Stock on the terms and conditions set forth in this Agreement;

WHEREAS, the Company and Dialectic desire to amend the Indenture in accordance with such terms set forth in Article II of this Agreement (collectively, the “Indenture Amendments”);

WHEREAS, this Agreement constitutes and shall operate as an amendment to the Indenture pursuant to Section 9.02 thereof; and

WHEREAS, the board of directors of the Company (the “Board”) has (a) approved and declared advisable this Agreement and the transactions contemplated hereby (collectively, the “Transactions”) and (b) determined that the terms of this Agreement and the Transactions are fair to, and in the best interests of, the Company and the Company’s stockholders (the “Board Resolutions”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and agreements in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. For purposes of this Agreement (including this Article I):

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person.

“Agreement Date” has the meaning set forth in the Recitals.

“Board” has the meaning set forth in the Recitals.

“Board Resolutions” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the City of New York, New York are authorized or required by applicable Law to close.

“Closing” has the meaning set forth in Section 2.5(a).

“Closing Date” has the meaning set forth in Section 2.5(a).

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company SEC Documents” has the meaning set forth in Article V (m).

“Contract” means any legally binding agreement, contract, subcontract, lease, sublease, understanding, instrument, bond, debenture, note, option, warrant, warranty, purchase order, license, sublicense, insurance policy, benefit plan or other legally binding commitment or undertaking of any nature, inclusive of all material amendments, supplements or modifications thereto (except, in each case, ordinary course of business purchase orders).

“Conversion” has the meaning set forth in Section 2.1.

“Conversion Shares” has the meaning set forth in Section 2.1.

“Conversion Shares Amount” has the meaning set forth in Section 2.1.

“Dialectic Indemnitee” has the meaning set forth in Section 8.2.

“Dialectic Indemnitee Group” has the meaning set forth in Section 8.2.

“Effect” means an effect, event, change, occurrence, development, condition or circumstance.

“Enforceability Exceptions” means legal limitations on enforceability: (a) arising from applicable bankruptcy and other similar Laws affecting the rights of creditors generally; (b) arising from Laws governing specific performance, injunctive relief, and other equitable remedies, whether considered in a proceeding at law or in equity; and (c) based on any indemnity against liabilities under securities laws in connection with the offering, sale or issuance of securities.

“Entity” means any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), firm, society or other enterprise, association, organization or entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Forbearance Warrant” has the meaning set forth in Section 4.3(d).

“Forbearance Warrant Amendment” has the meaning set forth in Section 4.3(d).

“Forbearance Warrant Registration Rights Agreement Amendment” has the meaning set forth in Section 4.3(d).

“Fraud” means, with respect to any Person, common law fraud under the Laws of the State of Delaware, by such Person in the making of the representations and warranties in this Agreement, as applicable, involving an actual and intentional misrepresentation of a material existing fact, with knowledge of its falsity and made for the purpose of inducing the other Parties to act, and upon which the other party justifiably relies with resulting damages. For the avoidance of doubt, Fraud shall not include any claim for equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud, fraud by reckless or negligent misrepresentations or any tort based on negligence or recklessness.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Body” means any (a) nation, state, supra-national body, commonwealth, province, territory, county, municipality, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature, including any governmental division, department, agency, commission, instrumentality, official, ministry, foundation, center, self-regulatory organization (including Nasdaq) or other organization, unit, body or Entity; or (d) any court, arbitrator or other tribunal.

“Indenture” has the meaning set forth in the Recitals.

“Indenture Amendments” has the meaning set forth in the Recitals.

“Intercreditor Agreement” means that certain Second Amended and Restated Intercreditor Agreement, dated as of December 18, 2025, by and among Alter Domus (US) LLC, as Term Loan Agent, the Notes Collateral Agent, the Company, and the other grantors party thereto, as amended, supplemented, or otherwise modified from time to time.

“Knowledge of the Company” means the actual knowledge, after reasonable inquiry of their direct reports, of the executive officers of the Company.

“Law” means any federal, state, local, municipal, foreign, multinational or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, rule, regulation or other legal requirement (excluding contractual terms and clauses) issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body or under the authority of Nasdaq, or any Order.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative, or appellate proceeding), hearing, inquiry, audit, examination, or investigation commenced, brought, conducted, or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Lien” means any pledge, lien, charge, mortgage, encumbrance, or security interest of any kind or nature.

“Losses” means any loss, demand, claim, damage, liability, cost, deficiency, obligation, judgment, fine, award, Tax (without duplication), penalty and costs and expenses paid in investigation or defense (including reasonable attorneys’ fees and expenses), and amounts paid in settlement of the foregoing.

“Material Adverse Effect” means an Effect that, individually or in the aggregate with all other Effects, has had or would reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Company and its Subsidiaries, taken as a whole; provided that no Effect to the extent arising out of, relating to, or resulting from any of the following shall be deemed either alone or in combination to constitute a Material Adverse Effect, and none of the following shall be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect: (a) any change in the market price or trading volume of the Company’s securities or any change in the credit ratings or the ratings outlook for the Company or any of its Subsidiaries (it being agreed, however, that the underlying facts or occurrences giving rise to or contributing to any such changes may be taken into account in determining whether there has been or will be a Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (b) the execution of this Agreement, the announcement, pendency or consummation of the transactions contemplated by this Agreement or the terms of this Agreement, including the impact of the foregoing on the relationships with officers, employees, customers, suppliers, distributors, partners, lenders and other financing sources, Governmental Bodies, or others having business relationships with the Company; (c) general economic, financial, or political conditions or conditions in the securities, credit, financial, or other capital markets (including changes in interest or exchange rates), in each case, in the United States or anywhere else in the world; (d) conditions generally affecting the industry in which the Company and its Subsidiaries operate; (e) any natural disaster, any act of war, armed hostilities, sabotage, terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage, or terrorism, or any pandemic, epidemic, or disease outbreak; (f) any failure by the Company to meet any internal or public projections or forecasts of revenue, earnings, or other financial or operating metrics for any period (it being agreed, however, that the underlying facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been or will be a Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (g) any change after the date hereof in, or any compliance with or action taken for the purpose of complying with, any change in Law or GAAP after the date hereof; (h) any action taken or omitted by the Company or any of its Subsidiaries in accordance with the written request or direction of Dialectic, or the taking or omission by the Company of any action or omission in accordance with this Agreement that the Company is specifically required to take or omit from taking; or (i) any Legal Proceeding commenced after the date hereof by a securityholder of the Company (on its own behalf or on behalf of the Company) arising out of this Agreement or the Transactions; provided, however, that the exceptions set forth in subclauses (c), (d), (e) and (g) shall only apply to the extent that such Effect does not have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, compared to other companies that operate in the industry in which the Company and its Subsidiaries operate (in which case only the incremental disproportionate adverse effect may be taken into account in determining whether there has occurred a Material Adverse Effect).

“Minimum PIPE Proceeds” means aggregate gross cash proceeds of not less than $50,000,000.

“Note” has the meaning set forth in the Recitals.

“Notes Collateral Agent” has the meaning set forth in the Recitals.

“Note Interest Amount” has the meaning set forth in the Recitals.

“Note Principal Amount” has the meaning set forth in the Recitals.

“Order” means any judgment, order, ruling, decision, writ, injunction, decree, ruling, verdict or arbitration award of, or any conciliation or other agreement with, any Governmental Body.

“Outside Date” has the meaning set forth in Section 9.1(b).

“Permitted Encumbrances” means (a) any Lien for Taxes that is either (i) not yet due and payable or (ii) being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the consolidated financial statements of the Company to the extent required by GAAP, (b) mechanic’s, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens granted or which arise in the ordinary course of business, (c) any defect, imperfection of title, or other Lien not materially interfering with the conduct of the business of the Company and its Subsidiaries in the ordinary course, (d) zoning, entitlement, building and other land use regulations imposed by Governmental Bodies, and (e) Liens granted pursuant to, or permitted by, the Term Loan Credit Agreement or the Indenture.

“Person” means any individual, Entity or Governmental Body.

“PIPE Price Per Share” means the price per share of Common Stock paid by investors in the PIPE Transaction.

“PIPE Transaction” has the meaning set forth in the Recitals.

“Pre-Closing Period” has the meaning set forth in Section 7.5.

“Representatives” means, with respect to any Person, such Person’s officers, directors, employees, managers, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors, financing sources and other representatives.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Consideration” has the meaning set forth in Section 2.3.

“Share Consideration Amount” means an amount (rounded to the nearest whole number) equal to (a) the sum of (i) the present value of nominal PIK Interest (as defined in the Indenture) that would have accrued on the Note Principal Amount from the Closing Date to the Maturity Date (as defined in the Indenture) discounted at 11% and (ii) the sum of (A) the Term Loan Deferred Cash Interest Amount (as defined in the Indenture) of $2,821,654.82 and (B) the amount of accrued and unpaid interest thereon from the date of the Indenture to the Closing Date (as determined in accordance with Section 2.14(d) of the Indenture) divided by (b) $5.1940; provided that, notwithstanding anything to the contrary in the foregoing, if the Closing Date shall occur on, any date set forth in the table on Schedule I hereto, the Share Consideration Amount shall be deemed to be the amount set forth under such date in the row of such table titled “Share Consideration Amount”.

“Subsidiary” means, with respect to any Person, any Entity of which (a) a majority of the outstanding share capital, voting securities, or other equity interests are owned, directly or indirectly, by such Person, or (b) such Person is entitled, directly or indirectly, to appoint a majority of the board of directors or managers or similar governing body.

“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Credit Agreement” has the meaning set forth in the Recitals.

“Transaction Agreement” has the meaning set forth in the Recitals.

“Transactions” has the meaning set forth in the Recitals.

“Trustee” has the meaning set forth in the Recitals.

“Warrant” has the meaning set forth in Section 2.4.

“Willful Breach” has the meaning set forth in Section 9.2.

Section 1.2 Construction.

(a) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

(b) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(c) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes,” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes, and Schedules to this Agreement, as applicable.

(d) The terms “Dollars” and “$” mean U.S. dollars.

(e) Any reference herein to “as of the date hereof,” “as of the date of this Agreement,” or words of similar import shall be deemed to mean the date set forth in the Preamble.

(f) Any reference to any Contract (including this Agreement) is to such Contract as amended, modified, supplemented, restated, or replaced from time to time (in the case of any Contract, to the extent permitted by the terms thereof and, if applicable, the terms of this Agreement).

(g) References to “days” shall mean “calendar days” unless expressly stated otherwise.

(h) The word “or” will not be exclusive.

(i) The words “hereof,” “hereto,” “hereby,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE II

THE CONVERSION

Section 2.1 Voluntary Conversion; Amendment of Indenture

(a) Pursuant to Section 9.02 of the Indenture, with the consent of each of (i) the Company, (ii) the Trustee and the Notes Collateral Agent and (iii) Dialectic, as the sole beneficial owner of the Note and as the Required Holders under the Indenture, the Indenture is hereby amended as set forth in this Article II. This Agreement constitutes and shall operate as an amendment to the Indenture.

(b) Subject to the terms and conditions of this Agreement, Dialectic hereby agrees to voluntarily convert (the “Conversion”), effective upon the Closing, all Note Principal Amount and all Note Interest Amount into shares of Common Stock at the Exchange Price (as defined in the Indenture, it being understand and agreed that the applicable Exchange Price under the Indenture is $5.1940) in accordance with this Agreement and the Indenture, as amended hereby. In connection with the Conversion, the Company shall issue to Dialectic an amount (the “Conversion Shares Amount”) of shares of Common Stock (the “Conversion Shares”), representing the sum of Note Principal Amount and Note Interest

Amount as of the Closing Date divided by the Exchange Price (it being understand and agreed that if the Closing Date shall occur on any date set forth on Schedule II hereto, the applicable Conversion Shares Amount under the Indenture is the amount set forth under such date in the row of such table titled “Conversion Shares Amount”). Dialectic acknowledges and agrees that the Conversion constitutes a “Voluntary Exchange” within the meaning of Article X of the Indenture, and the Note shall be cancelled in accordance with the terms of the Indenture (as amended by this Conversion Agreement).

Section 2.2 Amendments. Effective as of the date on which all of the conditions set forth in Article IV shall have been satisfied, and pursuant to Article IX of the Indenture, the Indenture is hereby amended as follows:

(a) Section 10.02 of the Indenture is hereby amended by adding the following new subsection (c) at the end thereof:

“(c) Notwithstanding anything to the contrary in this Section 10.02, in connection with the Voluntary Exchange effected pursuant to the Conversion Agreement dated as of June 1, 2026 (the “Conversion Agreement”), (i) the requirement that a Holder deliver a Notice of Voluntary Exchange shall not apply, and the execution and delivery of the Conversion Agreement by Dialectic shall constitute and be deemed to satisfy any notice requirement under this Section 10.02 and (ii) the Holder’s obligations under Section 10.02(a)(i) shall be deemed satisfied by the posting of a DWAC withdrawal of the Note through the facilities of DTC to the Trustee for cancellation pursuant to Section 2.5(c) of the Conversion Agreement.”

(b) Section 10.03 of the Indenture is hereby amended by adding the following new subsection (i) at the end thereof:

“(i) Notwithstanding anything to the contrary in this Section 10.03, in connection with the Voluntary Exchange effected pursuant to the Conversion Agreement: (i) the Company shall not be required to deliver a Voluntary Exchange Settlement Notice, (ii) the Exchange Date for such Voluntary Exchange shall be the Closing Date (as defined in the Conversion Agreement), and (iii) the Note shall not be settled through the exchange procedures set forth in this Section 10.03 but shall instead be cancelled pursuant to Section 2.10 of this Indenture upon the acceptance by the Trustee of a DWAC withdrawal instruction with respect to the Note Principal Amount of the Note posted by or on behalf of Dialectic.”

Section 2.3 Share Consideration. As consideration for Dialectic’s Conversion, the Company shall issue on the Closing Date to Dialectic shares of Common Stock in the amount of the Share Consideration Amount for such date (the “Share Consideration”).

Section 2.4 Warrant Issuance. As additional consideration for Dialectic’s Conversion, the Company shall issue on the Closing Date to Dialectic a warrant (the “Warrant”) in the form attached hereto as Exhibit A, on the terms and subject to the conditions set forth therein.

Section 2.5 Mechanics of Conversion; Closing.

(a) The closing of the Conversion and the other transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the satisfaction of all of the conditions set forth in Article IV (the date of such satisfaction, the “Closing Date”).

(b) At the Closing, the Company shall deliver or cause to be delivered to Dialectic:

(i) a book-entry statement from the Company’s transfer agent representing the Conversion Shares;

(ii) a book-entry statement from the Company’s transfer agent representing the Share Consideration, which will contain customary restrictions until the Share Consideration is registered;

(iii) the duly approved Board Resolutions, certified by the secretary or an executive officer of the Company; and

(iv) a written cancellation order, duly executed by an authorized officer of the Company, directing the Trustee to cancel the Note upon receipt of the DWAC withdrawal of the Note pursuant to Section 2.10 of the Indenture.

(c) At the Closing, Dialectic shall deliver or cause to be delivered to the Trustee evidence that Dialectic has instructed its broker or DTC participant to post a DWAC (Deposit/Withdrawal at Custodian) withdrawal of the Note through the facilities of DTC to the Trustee for cancellation pursuant to Section 2.10 of the Indenture.

Section 2.6 Warrant Consents. For the avoidance of doubt, Dialectic hereby consents to the PIPE Transaction and waives any requirement for the Company to issue any Common Stock as a “Dilutive Issuance” under each of the Warrant and the Forbearance Warrant.

ARTICLE III

TRUSTEE ACKNOWLEDGMENT

Section 3.1 Acknowledgment by the Trustee. The Trustee hereby acknowledges and agrees as follows:

(a) This Agreement constitutes and operates as an amendment to the Indenture pursuant to Article IX thereof, and the Indenture Amendments are effective and binding on all holders of the Note, the Company, the Trustee and the Notes Collateral Agent as of the Closing;

(b) Dialectic is the sole beneficial owner of the Note under the Indenture and, as such, constitutes the Required Holders under the Indenture pursuant to Article IX;

(c) Upon the Closing and the cancellation of the Note pursuant to Section 2.10 of the Indenture following the DWAC withdrawal, the Indenture shall be subject to satisfaction and discharge (other than such provisions which explicitly survive satisfaction and discharge pursuant to Section 8.01(c) of the Indenture) in accordance with Section 7.1(a) hereof, and such cancellation shall constitute delivery of the outstanding Note to the Trustee for cancellation within the meaning of Section 8.01(a)(i)(A) of the Indenture; and

(d) The Trustee has received (i) an Officer’s Certificate and an Opinion of Counsel (as each such term is defined in the Indenture) in accordance with Section 9.05 and Section 14.03 of the Indenture stating that all conditions precedent to the execution and delivery of this Agreement as an amendment to the Indenture have been complied with and (ii) the Company’s written cancellation order directing the Trustee to cancel the Note upon receipt of the DWAC withdrawal pursuant to Section 2.10 of the Indenture.

ARTICLE IV

CONDITIONS PRECEDENT TO THE CLOSING

Section 4.1 Conditions to Obligations of Each Party to Effect the Closing. The respective obligations of each Party to effect the Closing shall be subject to the satisfaction (or waiver by mutual written consent of the Parties, to the extent permitted by applicable Law), at the Closing, of the following conditions:

(a) PIPE Transaction Closing. The PIPE Transaction shall have closed.

(b) No Legal Order. No temporary restraining order, preliminary or permanent injunction, or other Order issued by any Governmental Body of competent jurisdiction, and no Law enacted, entered, promulgated, enforced, or deemed applicable by any Governmental Body, shall be in effect preventing or prohibiting the consummation of the Conversion or the other Transactions.

(c) No Proceedings. There shall be no pending or threatened Legal Proceeding by any Governmental Body or other Person that would prevent or materially impair the consummation of the Closing.

Section 4.2 Conditions to Obligation of the Company to Effect the Closing. The obligation of the Company to effect the Closing shall be subject to the satisfaction (or waiver by the Company), at the Closing, of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of Dialectic set forth in Article VI shall be true and correct in all material respects (without giving effect to any materiality or similar qualification therein) as of the Closing Date (except for those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such particular date).

(b) Performance of Covenants. Dialectic shall have performed or complied in all material respects with each of the covenants and obligations required to be performed or complied with by Dialectic under this Agreement at or immediately prior to the Closing.

(c) Deliverables. Dialectic shall have delivered all items required at the Closing pursuant to Section 2.5(c).

Section 4.3 Conditions to Obligations of Dialectic to Effect the Closing. The obligations of Dialectic to effect the Closing shall be subject to the satisfaction (or waiver by Dialectic), at the Closing, of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of the Company set forth in Article V shall be true and correct in all material respects (without giving effect to any materiality or Material Adverse Effect qualification therein) as of the Closing Date (except for those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such particular date).

(b) Performance of Covenants. The Company shall have performed or complied in all material respects with each of the covenants and obligations required to be performed or complied with by the Company under this Agreement at or immediately prior to the Closing.

(c) Officer’s Certificate. The Company shall have delivered to Dialectic an officer’s certificate, dated as of the Closing Date, executed by a duly authorized officer of the Company, certifying as to the satisfaction of the conditions set forth in Section 4.3(a) and Section 4.3(b).

(d) Warrant and Registration Right Agreement Amendments. The Company shall have executed and delivered to Dialectic (i) an amendment to that certain warrant, dated as of September 23, 2025, issued by the Company to Dialectic, in the form attached hereto as Exhibit B (the “Forbearance Warrant Amendment” and, such warrant as amended by the Forbearance Warrant Amendment, the “Forbearance Warrant”), and (ii) an amendment to that certain Registration Rights Agreement, dated as of September 23, 2025, by and between the Company and Dialectic, in the form attached hereto as Exhibit C (the “Forbearance Warrant Registration Rights Agreement Amendment”) in each case duly executed by the Company.

(e) Minimum PIPE Proceeds. The Company shall have raised not less than the Minimum PIPE Proceeds in the PIPE Transaction.

(f) Share and Warrant Delivery. Dialectic shall have received (i) the Conversion Shares, (ii) the Share Consideration and (iii) the Warrant, each in accordance with Article II.

(g) No Material Adverse Effect. Since the date of the Company’s most recently filed Annual Report on Form 10-K, there shall not have occurred any Material Adverse Effect.

(h) Indenture Deliverables. The Company shall have delivered to the Trustee, on the Agreement Date and the Closing Date, as applicable, (i) an Officer’s Certificate and an Opinion of Counsel (as each such term is defined in the Indenture) in accordance with Section 9.05 and Section 14.03 of the Indenture stating that all conditions precedent to the execution and delivery of this Agreement as an amendment to the Indenture have been complied with and (ii) the Company’s written cancellation order directing the Trustee to cancel the Note upon receipt of the DWAC withdrawal pursuant to Section 2.10 of the Indenture.

(i) Deliverables. The Company and Dialectic shall have delivered all items required at the Closing pursuant to Sections 2.5(b) and 2.5(c), respectively.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company SEC Documents, the Company represents and warrants, as of the date hereof and as of the Closing Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date), to Dialectic as follows:

(a) The Company (i) is validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not cause a Material Adverse Effect. Each Subsidiary of the Company is (i) a corporation, limited liability company or other entity validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation or formation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not cause Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any provision of the Company’s certificate of incorporation or bylaws in any material respect.

(b) The execution and delivery of this Agreement and each document contemplated by this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board, or its stockholders in connection herewith or therewith. This Agreement and each document contemplated by this Agreement to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when duly executed by the other parties thereto and delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) The execution, delivery and performance by the Company of this Agreement and the other documents contemplated by this Agreement to which it is a party, the issuance of the Conversion Shares, the Share Consideration, the Warrant (and the shares of Common Stock issuable thereunder pursuant to the Warrant (the “Warrant Shares”) and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any material provision of the Company’s certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected or (iii) assuming the accuracy of the representations and warranties of Dialectic set forth in Article VI of this Agreement, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not cause Material Adverse Effect.

(d) Assuming the accuracy of the representations and warranties of Dialectic set forth in Article VI of this Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement or the other documents contemplated by this Agreement (including, without limitation, the issuance of the Conversion Shares, the Share Consideration, the Warrant and the Warrant Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of a registration statement pursuant to the registration rights agreement entered into with the purchasers in connection with the PIPE Transaction Agreement, (iii) the filing of a registration statement pursuant to that certain Registration Rights Agreement, dated as of September 23, 2025, by and between the Company and Dialectic, as amended, (iv) filings required by the SEC, (v) filings required by Nasdaq Global Market or whichever of the New York Stock Exchange, the NYSE American, Nasdaq Global Select Market or the Nasdaq Capital Market on which the Common Stock is listed or quoted for trading on the date in question (the “Trading Market”), and (vi) those filings, the failure of which to obtain would not have a Material Adverse Effect.

(e) The Conversion Shares and the Share Consideration are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, except for restrictions on transfer imposed by applicable securities laws.

(f) Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries as of December 31, 2025 (the “Balance Sheet Date”) included in the Company SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business and, in any case, do not arise from any material breach of a Contract, (iii) expressly contemplated by this Agreement or otherwise incurred in connection with the transactions contemplated hereby, (iv) that have been discharged or paid prior to the date hereof, (v) as otherwise disclosed in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2025 or in Company SEC Documents filed or furnished after the filing of such Form 10-Q and prior to the date hereof, or (vi) as would not, individually or in the aggregate, have had or reasonably be expected to have, a Material Adverse Effect.

(g) Except as disclosed in the Company SEC Documents or as otherwise would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, there is no action, suit, proceeding or investigation before or brought by any Governmental Body now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries (collectively, an “Action”), which would adversely affect its properties or assets, the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder, or the legality, validity or enforceability of this Agreement or the other documents contemplated by this Agreement; and the aggregate of all pending legal or governmental actions, suits, investigations or proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Company SEC Documents, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(h) Assuming the accuracy of Dialectic’s representations and warranties set forth in Article VI of this Agreement, (i) no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the issuance of the Conversion Shares, the Share Consideration, the Warrant or the Warrant Shares by the Company to Dialectic and (ii) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or other governmental authority, self-regulatory organization or other person is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, the issuance of the Conversion Shares, the Share Consideration, the Warrant and the Warrant Shares), except for filings pursuant to the Exchange Act, Regulation D of the Securities Act and applicable state securities laws and any such filings required by the applicable Trading Market.

(i) No labor disturbance or dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to cause a Material Adverse Effect.

(j) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Body involving the Company or any of its Subsidiaries with respect to any Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(k) Except as would not cause a Material Adverse Effect, the Company is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act and the rules and regulations thereunder.

(l) The Common Stock is eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian system, and the Company is eligible and participating in the Direct Registration System of DTC with respect to the Common Stock. The Company’s transfer agent is a participant in DTC’s Fast Automated Securities Transfer Program.

(m) As of their respective filing dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Company SEC Documents”) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of the Company SEC Documents, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the Company SEC Documents.

(n) The financial statements of the Company included in the Company SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Notwithstanding the foregoing, this representation and warranty shall not apply to any statement or information in the Company SEC Documents that relates or arises from any statement or information in the Company SEC Documents that relates to changes to historical accounting policies of the Company in connection with any order, directive, guideline, comment or recommendation from the SEC or the Company’s auditor or accountant that is applicable to the Company (collectively, the “SEC Guidance”), nor shall any correction, amendment, revision or restatement of the Company’s financial statements due wholly or in part to the SEC Guidance or any other accounting matters, nor any other effects that relate to or arise out of, or are in connection with or in response to, any of the foregoing or any changes in accounting or disclosure related thereto, be deemed to be a breach of any representation or warranty by the Company or material noncompliance for purposes of this Agreement or other document contemplated by this Agreement.

(o) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Company SEC Documents (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Company SEC Documents or pursuant to the exercise of convertible securities or options referred to in the Company SEC Documents). The outstanding shares of capital stock or other equity interests of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock or other equity interests of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or other document contemplated by this Agreement that has not been waived. Except for the Warrant and as disclosed in the Company SEC Documents, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock equivalents. Except as disclosed in the Company SEC Documents, the issuance of the Conversion Shares, the Share Consideration, the Warrant or Warrant Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person. Except for the Warrant and as disclosed in the Company SEC Documents, there are no outstanding securities or instruments of the Company with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company. Except as disclosed in the Company SEC Documents, there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. Except as set forth above and as set forth in the Company SEC Documents, there are no outstanding (a) shares, equity interests or voting securities of the Company, (b) securities of the Company convertible into or exchangeable for shares or other equity interests or voting securities of the Company, (c) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of the Company to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of the Company to issue, any shares of the Company, or any other equity interests or voting securities in the Company or any securities convertible into or exchangeable or exercisable for such shares or other equity interests or voting securities, (d) equity equivalents or other similar rights of or with respect to the Company, or (e) obligations of the Company to repurchase, redeem, or otherwise acquire any of the foregoing securities, shares, options, equity equivalents, interests or rights. Except as set forth in the Company SEC Documents, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Common Stock or other equity interests in the Company.

(p) The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of the delisting of the Common Stock from Nasdaq.

(q) The Company is not registered or required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(r) The Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Company SEC Documents; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Company SEC Documents, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and, to the Company’s knowledge, neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(t) With respect to the Company’s business practices:

(i) None of the Company, any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. Each of the Company and, to the knowledge of the Company, its affiliates has conducted its business in material compliance with the FCPA and has instituted and maintained and will continue to maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with all applicable anti-bribery and anti-corruption laws. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries has (i) violated or is in violation of or committed an offense under any provision of the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law or (ii) made or taken an act in furtherance of an offer, payment, promise, or authorization of the direct or indirect payment of any money benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for on behalf of any of the foregoing, or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any applicable anti-bribery or anti-corruption law.

(ii) None of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is a Person, or is owned or controlled by one or more Persons, (i) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea Region, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of Zaporizhzhia and Kherson.

(u) Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each of the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, data, software, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them and proposed to be operated by them, (ii) each of the Company and its Subsidiaries, and to the knowledge of the Company, any counterparties thereto are not in breach of any license agreements to which the Company or its Subsidiaries is a party, (iii) the operation of the business of the Company does not infringe, misappropriate or otherwise violate any rights in Intellectual Property of any third party and (iv) neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy. The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property of the Company the value of which to the Company is contingent upon maintaining the confidentiality thereof. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) no such Intellectual Property has been disclosed other than to employees, representatives, and agents of the Company, all of whom are bound by written confidentiality agreements; (ii) no present or former employee, officer, or director of the Company, or agent or outside contractor or consultant of the Company, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property owned, purported to be owned, or licensed by the Company; and (iii) each Company employee involved with the development of Intellectual Property has entered into a work-for hire or invention assignment agreement with the Company.

(v) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies engaged in similar businesses in similar industries. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business (without an increase in cost of such insurance coverage that would cause a Material Adverse Effect).

(w) Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each of the Company and its Subsidiaries has good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind; (ii) all of the leases under which the Company or any of its Subsidiaries holds properties described in the Company SEC Documents, are in full force and effect, and (iii) neither the Company nor any of its Subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of any of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

(x) To the Company’s knowledge, none of the Company’s stockholders, officers or directors or any family member or affiliate of any of the foregoing, has either directly or indirectly an interest in, or is a party to, any transaction that would be required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act that is not so disclosed.

(y) No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

(z) Except as (i) disclosed in the Company SEC Documents, (ii) have been waived and (iii) as provided for in the Forbearance Warrant Registration Rights Agreement and the registration rights agreement entered into with the purchasers in connection with the PIPE Transaction, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(aa) Except for matters that would not, individually or in the aggregate, cause a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all applicable income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply and (iv) there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The Company is classified as a Subchapter C corporation for U.S. federal tax purposes.

(bb) There is and has been no failure on the part of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the SEC. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(cc) The Company’s accounting firm is CohnReznick LLP. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(dd) Other than as disclosed in the Company SEC Documents, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year and other than as disclosed in the Company SEC Documents, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(ee) The Company acknowledges that Dialectic is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated thereby and any advice given by Dialectic or any of its representatives or agents in connection with this Agreement and the transactions contemplated thereby is merely incidental to the Transactions. The Company further represents to Dialectic that the Company’s decision to enter into this Agreement and the other documents contemplated by this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff) Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of, or relating to the Company’s or any of its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or any of its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company or any of its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor its Subsidiaries has been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (iii) neither the Company, its Subsidiaries, nor any third party acting at their direction or authorization has paid any perpetrator of any actual or threatened security breach or incident or cyber-attack, including, but not limited to a ransomware attack or a denial-of-service attack; and (iv) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its Subsidiaries are presently, and for the past two years have been, in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company has not received notice of any complaint, audit, proceeding, investigation, or claim against the Company or any of its Subsidiaries initiated by any Person alleging that the Company’s or any of its Subsidiaries’ practice is in violation of any privacy or information security laws; nor is the Company or any of its Subsidiaries subject to any order, judgement, or consent decree due to any of its privacy or information security practices.

(gg) Except for the express written representations and warranties made by the Company in this Article V, neither the Company nor any other Person makes any express or implied representation or warranty to Dialectic with respect to the Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, condition (financial or otherwise), or prospects, and the Company hereby disclaims any such other representations or warranties.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF DIALECTIC

Dialectic represents and warrants, as of the date hereof and as of the Closing Date, to the Company and, solely with respect to Section 6.4, the Trustee and the Notes Collateral Agent, as follows:

Section 6.1 Due Organization. Dialectic is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

Section 6.2 Authority; Binding Nature of Agreement. Dialectic has all necessary limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary limited liability company action on the part of Dialectic. This Agreement has been duly and validly executed and delivered by Dialectic and constitutes the legal, valid, and binding obligation of Dialectic, enforceable against Dialectic in accordance with its terms, subject to Enforceability Exceptions.

Section 6.3 Non-Contravention; Consents. Neither the execution and delivery of this Agreement by Dialectic nor the consummation by Dialectic of the Transactions will (a) conflict with or result in any violation of any provision of the certificate of formation or limited liability company agreement of Dialectic, (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, any Contract to which Dialectic is a party or by which it is bound, or (c) violate any applicable Law, except, in the case of clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of Dialectic to consummate the Transactions.

Section 6.4 Ownership of Note. Dialectic is the sole beneficial owner of the Note, free and clear of all Liens except under the Intercreditor Agreement, which do not survive the termination of such agreement.

Section 6.5 Investment Representations.

(a) Dialectic is acquiring the Conversion Shares, the Share Consideration, and the Warrant for its own account for investment purposes and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. Dialectic understands that such securities have not been registered under the Securities Act and may not be transferred or resold except pursuant to an effective registration statement under the Securities Act or an applicable exemption from such registration requirements.

(b) Dialectic is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

(c) Dialectic has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company and is able to bear the economic risk of such investment.

Section 6.6 No Brokers. No broker, finder, investment banker, financial advisor, or other Person is entitled to any brokerage, finder’s, or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Dialectic.

Section 6.7 Legal Proceedings; Orders. There are no Legal Proceedings pending or, to the knowledge of Dialectic, threatened against Dialectic that would, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of Dialectic to consummate the Transactions.

Section 6.8 No Other Representation; Non-Reliance. Except for the representations and warranties made by Dialectic in this Article VI, neither Dialectic nor any other Person makes any express or implied representation or warranty to the Company with respect to Dialectic, and Dialectic hereby disclaims any such other representations or warranties. Dialectic acknowledges that, in entering into this Agreement, it has relied solely on its own investigation and the representations and warranties of the Company set forth in Article V and has not relied on any other representations or warranties made by the Company or any other Person.

ARTICLE VII

CERTAIN COVENANTS OF THE PARTIES

Section 7.1 Post-Closing Covenants.

(a) Satisfaction and Discharge of Indenture. Promptly following the Closing (and in any event within three (3) Business Days thereafter), the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (each as defined in the Indenture) confirming that the outstanding Note has been delivered to the Trustee for cancellation pursuant to Section 8.01(a)(i)(A) of the Indenture and that the conditions to satisfaction and discharge of the Indenture have been complied with in accordance with Section 8.01 thereof. All costs and expenses incurred in connection with the satisfaction and discharge of the Indenture pursuant to this Section 7.1(a) shall be borne by the Company.

(b) Acknowledgments Regarding Discharge and Termination. The Parties acknowledge and agree as follows:

(i) Upon or following the Closing, the cancellation of the Note pursuant to Section 2.10 of the Indenture following the DWAC withdrawal and the satisfaction and discharge of the Indenture in accordance with Section 8.01 thereof, all Liens on the Collateral (as such terms are defined in the Indenture) securing the Note shall be automatically released in accordance with the terms of the Indenture.

(ii) Upon or following the Closing, the cancellation of the Note pursuant to Section 2.10 of the Indenture (constituting the Discharge of Dialectic Term Obligations (as defined in the Intercreditor Agreement)) and the satisfaction and discharge of the Indenture in accordance with Section 8.01 thereof, the Notes Collateral Agent and Dialectic shall automatically and without further action cease to be parties to the Intercreditor Agreement pursuant to Section 6.2(b)(ii) of the Intercreditor Agreement.

(iii) Upon or following the Closing, the cancellation of the Note pursuant to Section 2.10 of the Indenture and the satisfaction and discharge of the Indenture in accordance with Section 8.01 thereof, each Guarantor (as defined in the Indenture) shall be automatically and unconditionally released from its Guarantee (as defined in the Indenture) and each Company Group Obligor (as defined in the Indenture) shall be automatically and unconditionally released from its Convertible Notes Obligations, in each case in accordance with Section 11.03 of the Indenture.

(c) Release of UCC Financing Statements. Upon the Closing, the Notes Collateral Agent authorizes the Company or its designee to file UCC-3 termination statements in all applicable jurisdictions with respect to all UCC-1 financing statements (and any continuation statements related thereto) filed by or on behalf of the Notes Collateral Agent against the Company or any Guarantor (as defined in the Indenture) in connection with the Note, the Indenture, or any other Convertible Notes Document (as defined in the Indenture).

Section 7.2 Compliance. To the extent the issuance of the Share Consideration and the Warrant Shares (but, for the avoidance of doubt, excluding the Conversion Shares) would require compliance with the rules of the national securities exchange on which the Common Stock is then listed for trading, the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to comply with such rules as promptly as practicable following the Closing. The Company shall use commercially reasonable efforts to cause any shares of Common Stock comprising the Share Consideration and the Warrant Shares be approved for listing on such national securities exchange, subject only to official notice of issuance, prior to or as promptly as practicable following the Closing.

Section 7.3 Further Assurances. Each Party shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate the Transactions, including using commercially reasonable efforts to obtain all necessary consents, approvals, authorizations, and waivers from, and making all necessary filings and registrations with, any Governmental Body or other Person.

Section 7.4 Disclosure. Neither Party nor any of its Affiliates shall issue any press release or make any public announcement relating to this Agreement or the Transactions without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned, or delayed), except as may be required by applicable Law or the rules of any national securities exchange on which the Company’s securities are listed, in which case the Party proposing to issue such press release or make such public announcement shall use commercially reasonable efforts to consult with the other Party before issuing such press release or making such public announcement.

Section 7.5 Conduct of Business. During the period from the Agreement Date until the earlier of the Closing or the termination of this Agreement in accordance with Article IX (the “Pre-Closing Period”), except as (i) required by applicable Law, (ii) expressly contemplated or required by this Agreement, or (iii) consented to in writing by Dialectic (such consent not to be unreasonably withheld, conditioned, or delayed), the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (a) conduct its business in the ordinary course consistent with past practice, (b) preserve intact, in all material respects, its business organization and (c) maintain its existing relationships with its material customers, suppliers, lenders, and other Persons with which it has material business dealings.

Section 7.6 Negative Covenants of the Company. Without limiting the generality of Section 7.5, during the Pre-Closing Period, except as (i) required by applicable Law, (ii) expressly contemplated or required by this Agreement or (iii) consented to in writing by Dialectic (such consent not to be unreasonably withheld, conditioned, or delayed), the Company shall not, and shall cause each of its Subsidiaries not to:

(a) amend, modify, or waive any provision of its certificate of incorporation, bylaws, or other equivalent organizational documents in any manner that would adversely affect Dialectic’s rights under this Agreement or with respect to the Conversion Shares, the Share Consideration or the Warrant;

(b) issue, sell, grant, or authorize the issuance, sale, or grant of any shares of Common Stock or other equity securities, or any options, warrants, or rights to acquire shares of Common Stock or other equity securities, other than (1) pursuant to the PIPE Transaction, (2) pursuant to the exercise or settlement of any options, warrants, or other equity awards outstanding as of the Agreement Date in accordance with their terms, or (3) in the ordinary course of business under existing employee benefit plans;

(c) declare, set aside, or pay any dividend or other distribution with respect to shares of Common Stock, or repurchase, redeem, or otherwise acquire any shares of Common Stock or other equity securities of the Company;

(d) acquire (by merger, consolidation, acquisition of stock or assets, or otherwise) any business or any corporation, partnership, or other entity or division thereof, or any material assets, in each case with a value or purchase price in excess of $5,000,000 in the aggregate;

(e) sell, lease, license, transfer, or otherwise dispose of any material assets of the Company or its Subsidiaries, other than in the ordinary course of business; or

(f) agree, authorize, or commit to do any of the foregoing.

Section 7.7 Cooperation; Reasonable Best Efforts. During the Pre-Closing Period, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable to satisfy the conditions to the Closing set forth in Article IV as promptly as practicable, including using reasonable best efforts to obtain all necessary consents, approvals, authorizations, and waivers from, and making all necessary filings and registrations with, any Governmental Body or other Person. Each Party shall cooperate with the other Party and promptly furnish information, execute documents, and take such other actions as may be reasonably requested by the other Party in connection with the satisfaction of the conditions to the Closing.

Section 7.8 Notification. During the Pre-Closing Period, each Party shall promptly notify the other Party in writing of (a) any breach or inaccuracy of any representation or warranty made by such Party in this Agreement that would cause any condition set forth in Article IV not to be satisfied, (b) any breach of any covenant or obligation of such Party under this Agreement, (c) any event, fact, condition, or circumstance that would reasonably be expected to cause any condition set forth in Article IV not to be satisfied, and (d) any Legal Proceeding commenced or, to the knowledge of such Party, threatened in writing against such Party or any of its Affiliates that relates to or would reasonably be expected to materially impair the consummation of the Transactions; provided that the delivery of any notice pursuant to this Section 7.8 shall not (i) be deemed to cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to any Party under this Agreement.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Survival. The representations and warranties of Dialectic contained in Article VI shall not survive the Closing. Subject to the limitations and other provisions of this Agreement, the representations and warranties of the Company contained in Article V shall survive the Closing and shall remain in full force and effect until the date that is six (6) months following the Closing Date. All covenants and agreements of the Parties contained herein shall survive until fully performed. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 8.2 Indemnification by the Company. Subject to the terms and conditions of this Article VIII, the Company shall indemnify, defend, and hold harmless Dialectic, its Affiliates, and its and their respective successors, assigns, and Representatives (collectively, the “Dialectic Indemnitee Group,” and each individually, a “Dialectic Indemnitee”) from and against any Losses that any Dialectic Indemnitee may suffer or incur (including any Losses any Dialectic Indemnitee may suffer or incur after the end of such survival period, provided that an indemnification claim with respect to such Loss is made pursuant to this Article VIII prior to the end of such survival period) resulting from, arising out of, relating to, in the nature of, or caused by (a) any breach or inaccuracy of any representation or warranty of the Company made in Article V or (b) any breach of any covenant or agreement of the Company contained in this Agreement.

Section 8.3 Limitations on Indemnification.

(a) The aggregate amount of all Losses for which the Company shall be liable to the Dialectic Indemnitee Group pursuant to Section 8.2 (other than with respect to Fraud) shall not exceed $5,725,000. The Company’s liability for Losses relating to claims of Fraud shall be uncapped and shall not be subject to limitations set forth in this Section 8.3(a).

(b) For all purposes of this Article VIII, “Losses” shall be net of any insurance or other recoveries actually recovered by the applicable Dialectic Indemnitees in connection with the facts giving rise to the right of indemnification (net of any costs related to the collection of such amounts).

Section 8.4 Third-Party Claims.

(a) If a third party initiates a claim, demand, dispute, lawsuit, or arbitration (a “Third-Party Claim”) against any Dialectic Indemnitee with respect to any matter that such Dialectic Indemnitee might make a claim for indemnification against the Company under this Article VIII, then such Dialectic Indemnitee shall promptly notify the Company in writing of the existence of such Third-Party Claim and deliver copies of any documents served on such Dialectic Indemnitee with respect to such Third-Party Claim, describing, in reasonable detail, the facts and circumstances with respect to the subject matter of such Third-Party Claim, including the amount of such Third-Party Claim (if known) and the representation or warranty alleged to have been breached or inaccurate (such notice, a “Claim Notice”)); provided, however, that the failure to timely provide such Claim Notice shall not release the Company from any of its obligations under this Article VIII except and only to the extent that the Company is prejudiced by such failure, it being agreed that notices for Third-Party Claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of any applicable survival period specified in this Article VIII for such representation or warranty

(b) Upon receipt of a Claim Notice from a Dialectic Indemnitee pursuant to Section 8.4(a), the Company shall be entitled, by notice to such Dialectic Indemnitee delivered within fifteen (15) days of the receipt of such Claim Notice, to assume the defense and control of such Third-Party Claim; provided, that the Company shall not be entitled to assume or continue such defense or control if (i) such Third-Party Claim involves an injunction or other equitable relief, (ii) such Third-Party Claim involves claims of criminal conduct, (iii) such Third-Party Claim creates a conflict of interest between such Dialectic Indemnitee and the Company, or (iv) the Company failed or is failing to reasonably defend or prosecute such Third-Party Claim, as determined in the reasonable judgment of such Dialectic Indemnitee, and the Company does not cure such failure within ten (10) Business Days following delivery of written notice thereof from such Dialectic Indemnitee; provided, further, that, if assuming such defense or control, the Company shall (x) keep such Dialectic Indemnitee and its counsel reasonably informed of the status of such Third-Party Claim and (y) allow such Dialectic Indemnitee a reasonable opportunity to participate in the defense of such Third-Party Claim with its own counsel and at the own expense of such Dialectic Indemnitee. If the Company does not assume the defense and control of any Third-Party Claim pursuant to this Section 8.4(b), such Dialectic Indemnitee shall be entitled to control such defense and the Company shall indemnify such Dialectic Indemnitee for all Losses arising therefrom in accordance with (and, for the avoidance of doubt, subject to the applicable limitations set forth in) this Article VIII. The Company may nonetheless participate in the defense of any such Third-Party Claim with its own counsel and at the Company’s own expense.

(c) A Dialectic Indemnitee shall, and shall cause its Affiliates to, reasonably cooperate with the Company in the defense of any Third-Party Claim, including by furnishing books and records, personnel, and witnesses, as appropriate for any defense of such Third-Party Claim, in each case, at the cost of the Company. If the Company shall have assumed the defense and control of a Third-Party Claim, it shall be authorized to consent to a settlement of, or the entry of any judgment arising from, such Third-Party Claim, in its reasonable discretion and without the consent of any Dialectic Indemnitee; provided, that such settlement or judgment does not involve any injunctive or other equitable relief or finding or admission of any violation of any Law or admission of any wrongdoing by any Dialectic Indemnitee, and the Company shall, as a condition of any settlement, judgment, or other resolution, (A) pay or cause to be paid all Losses from such Third-Party Claim, (B) not encumber any of the assets of any Dialectic Indemnitee or agree to any restriction or condition that would apply to or adversely affect any Dialectic Indemnitee, and (C) obtain a complete, unconditional, and irrevocable release of each Dialectic Indemnitee potentially affected by such Third-Party Claim from all claimants. No Dialectic Indemnitee shall consent to the entry of any judgment or enter into any settlement or compromise with respect to a Third-Party Claim without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned, or delayed).

Section 8.5 Trustee and Notes Collateral Agent Indemnification. Dialectic shall indemnify and hold harmless the Trustee and the Notes Collateral Agent from and against any and all Losses arising out of or resulting from any breach or inaccuracy of the representation and warranty set forth in Section 6.4. This indemnity shall survive the Closing.

Section 8.6 Other Indemnification Matters. For purposes of determining the amount of Losses resulting from any misrepresentation or breach of a representation or warranty (but not for purposes of determining whether there has been any misrepresentation or breach of a representation or warranty), all qualifications or exceptions in any representation or warranty relating to or referring to the terms “material,” “materiality,” “in all material respects,” “Material Adverse Effect,” or any similar term or phrase shall be disregarded, it being the understanding of the Parties that for purposes of determining the amount of Losses under this Article VIII, the representations and warranties of the Parties contained in this Agreement shall be read as if such terms and phrases were not included in them.

ARTICLE IX

TERMINATION

Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Company and Dialectic;

(b) by either Party, upon written notice to the other Party, if the Closing shall not have been consummated on or before June 8, 2026 (the “Outside Date”); provided that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any Party whose material breach of any representation, warranty, covenant, or obligation under this Agreement has been a principal cause of, or has principally resulted in, the failure of the Closing to be consummated by the Outside Date;

(c) by either Party, upon written notice to the other Party, if any Governmental Body of competent jurisdiction shall have issued an Order or enacted any Law that permanently restrains, enjoins, or otherwise prohibits the consummation of the Transactions, and such Order or Law shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to any Party whose material breach of any representation, warranty, covenant, or obligation under this Agreement has been a principal cause of, or has principally resulted in, the issuance of such Order or enactment of such Law;

(d) by the Company, upon written notice to Dialectic, if Dialectic shall have breached or failed to perform any representation, warranty, covenant, or obligation under this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 4.2 and (ii) is not cured within fifteen (15) Business Days after written notice thereof is delivered to Dialectic (or is incapable of being cured prior to the Outside Date); provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 9.1(d) if the Company is then in material breach of any of its representations, warranties, covenants, or obligations under this Agreement; or

(e) by Dialectic, upon written notice to the Company, if the Company shall have breached or failed to perform any representation, warranty, covenant, or obligation under this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 4.3 and (ii) is not cured within fifteen (15) Business Days after written notice thereof is delivered to the Company (or is incapable of being cured prior to the Outside Date); provided that Dialectic shall not be entitled to terminate this Agreement pursuant to this Section 9.1(e) if Dialectic is then in material breach of any of its representations, warranties, covenants, or obligations under this Agreement.

Section 9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and have no further force or effect, and none of the Parties shall have any liability or obligation under this Agreement; provided, however, that (a) Article I, this Section 9.2, and Article X (other than Section 10.3 solely to the extent it would otherwise apply to give continuing effect to any provision that does not survive termination) shall survive any termination of this Agreement, and (b) nothing in this Section 9.2 shall relieve any Party from any liability for Fraud or for any Willful Breach of this Agreement prior to such termination (a “Willful Breach”), it being agreed that a “Willful Breach” means a material breach that is the consequence of an act or failure to act undertaken by the breaching Party with actual knowledge that the taking of such act or the failure to take such act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

Section 10.2 Waiver. No failure on the part of any Party to exercise any power, right, privilege, or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege, or remedy under this Agreement, shall operate as a waiver of such power, right, privilege, or remedy; and no single or partial exercise of any such power, right, privilege, or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege, or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege, or remedy under this Agreement, unless the waiver of such claim, power, right, privilege, or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 10.3 Entire Agreement; Effectiveness; Counterparts; Indenture. This Agreement, together with the Warrant, the Indenture and any other documents and instruments delivered in connection herewith, constitutes the entire agreement, and supersedes all prior and concurrent agreements and understandings, both written and oral, among or between the Parties with respect to the subject matter hereof and thereof. This Agreement constitutes and shall be deemed a supplemental indenture and an amendment to the Indenture for all purposes. In the event of any conflict between the terms of this Agreement and the terms of the Indenture with respect to the Conversion or the Indenture Amendments, the terms of this Agreement shall control. This Agreement (i) shall become effective upon the execution and delivery hereof by the Parties and (ii) may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF or other electronic means shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 10.4 Applicable Laws; Jurisdiction; Specific Performance; Remedies.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any law, rule, or provision that would cause the application of any Law other than Delaware Law.

(b) Subject to Section 10.4(e), in any Legal Proceeding arising out of or relating to this Agreement or the Transactions, each of the Parties irrevocably and unconditionally: (i) consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, any other state or federal court in the State of Delaware (the “Applicable Courts”); (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction of such Applicable Court by motion, other request for leave, or other Legal Proceeding; (iii) agrees that any Legal Proceeding arising out of or relating to this Agreement or the Transactions shall be brought, tried, and determined only in the Applicable Courts; (iv) waives any claim of improper venue or any claim that the appropriate Applicable Court is an inconvenient forum; and (v) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement or the Transactions in any court or elsewhere other than the Applicable Courts.

(c) Each of the Parties irrevocably consents to service of process in the same manner as for the giving of notices under Section 10.7 or any other manner permitted by applicable Law. A final judgment in any Legal Proceeding commenced in accordance with this Section 10.4 shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(d) The Parties agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they may be entitled at law or in equity. Each of the Parties hereby waives (i) any defense that the other Party has an adequate remedy at law, and (ii) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

(e) EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN OR AMONG THE PARTIES ARISING OUT OF OR RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.4(e).

Section 10.5 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, that neither this Agreement nor any right or obligation hereunder may be assigned without the prior written consent of each other Party, and any attempted assignment of this Agreement or any such right or obligation without such consent shall be void ab initio and of no effect.

Section 10.6 No Third-Party Beneficiary. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties, the Dialectic Indemnitees to the extent provided in Article VIII and Alter Domus (US) LLC (solely with respect to Section 7.1(b)(ii)) any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

Section 10.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by email, upon transmission (provided that no “bounce back” or similar message of non-delivery is received by the sender); or (d) if otherwise actually personally delivered, when delivered; provided, that such notices, requests, demands, and other communications are delivered to the address set forth below, or to such other address as any Party shall provide by like notice to the other Party to this Agreement:

If to the Company:

Quantum Corporation

10770 E. Briarwood Avenue

Centennial, CO 80112

Attention: Tara Ilges, General Counsel

Email:

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP

2400 Hanover Street

Palo Alto, CA 94304

Attention: James J. Masetti

Email:

If to Dialectic:

Dialectic Technology SPV LLC

119 Rowayton Avenue

Rowayton, CT 06853

Attention: John Fichthorn

Email:

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

1801 Page Mill Rd #210

Palo Alto, CA 94304

Attention: Chris Forrester

Email:

If to the Trustee:

U.S. Bank Trust Company, National Association

Mail Code: EP-MN-WS3C

West Side Flats St Paul

111 Fillmore Ave E

Saint Paul, MN 55107

Attn: Global Corporate Trust – Quantum Corporation Administrator

Email:

with a copy (which shall not constitute notice) to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention: Ronald A. Hewitt

Email:

Section 10.8 Severability. If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable under applicable Law in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties shall not object to the court making such determination having the power to limit such term or provision, to delete specific words or phrases, or to replace such term or provision with a term or provision that is valid, enforceable, and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified.

Section 10.9 Expenses. Except as otherwise expressly provided herein, all expenses incurred in connection with this Agreement or the Transactions shall be paid by the Party incurring such expenses; provided, however, that (i) the Company shall reimburse Dialectic for reasonable and documented out-of-pocket fees and expenses of Dialectic’s legal counsel incurred in connection with the Transactions, not to exceed $280,000 in the aggregate, and (ii) the Company shall reimburse the Trustee and Notes Collateral Agent for reasonable and documented out-of-pocket fees and expenses (including the Trustee’s and Notes Collateral Agent’s legal counsel) incurred in connection with the Transactions in accordance with Section 7.07 of the Indenture.

Section 10.10 Non-Recourse. This Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Agreement or any of the Transactions, may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present, or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor, or representative of any Party (collectively, the “Non-Recourse Parties”) shall have any liability (whether in contract, tort, equity, or otherwise) for any one or more of the representations, warranties, covenants, agreements, or other obligations or liabilities of any Party under this Agreement or of or for any Legal Proceeding based on, arising out of, or related to this Agreement or the Transactions.

Section 10.11 Trustee and Notes Collateral Agent Make No Representation. Neither the Trustee nor the Notes Collateral Agent makes any representation as to the validity or sufficiency of this Agreement.

Section 10.12 Trustee and Notes Collateral Agent. The Trustee and the Notes Collateral Agent are entering into this Agreement in their respective capacities as such under the Indenture and all of the rights, privileges, immunities, indemnities and benefits of the Trustee and the Notes Collateral Agent under the Indenture shall apply, mutatis mutandis, to the Trustee and Notes Collateral Agent under this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

QUANTUM CORPORATION

By:	/s/ Hugues Meyrath
Name: Hugues Meyrath
Title: President and Chief Executive Officer

DIALECTIC TECHNOLOGY SPV LLC

By:	/s/ John Fichthorn
Name: John Fichthorn
Title: Authorized Signatory

ACKNOWLEDGED AND AGREED SOLELY WITH RESPECT TO SECTIONS 7.1 AND 7.3 AND ARTICLES III AND X:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Notes Collateral Agent

By:	/s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President

[Signature Pages to the Conversion Agreement]

EXHIBIT A

[Form of Warrant]

NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT (AS DEFINED HEREIN) OR THE SECURITIES LAWS OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

QUANTUM CORPORATION

WARRANT

Warrant No. 2026-1	Issuance Date: June 1, 2026

QUANTUM CORPORATION, a Delaware corporation (the “Company”), hereby certifies that, for value received, Dialectic Technology SPV LLC, a Delaware limited liability company, or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of 105,911 (subject to adjustment as provided herein) fully paid and non-assessable shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $5.1940 per share (as adjusted from time to time as provided in Section 10, the “Exercise Price”) at any time and from time to time from and after the date hereof, but not after 11:59:59 p.m., Eastern Time on the date that is five (5) years from the Issuance Date (as defined herein), as may be adjusted pursuant to Section 4 and Section 15 (the “Expiration Date”) and subject to the following terms and conditions. This Warrant (this “Warrant”) is by and between the Company and the Holder.

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein shall have the meanings set forth below:

(a) “Acquisition Change of Control” means a Change of Control described in any of clauses (i), (ii), (iii) or (iv) of the definition of “Change of Control” (except that, for purposes of this definition, each reference in clauses (i), (ii), (iii) and (iv) of the definition of “Change of Control” to “fifty percent (50%)” shall be “eighty percent (80%)” or a sale by the Company of assets generating more than eighty percent (80%) of the Company’s revenue for the trailing 12-month period.

(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

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(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

(d) “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

(e) “Change of Control” means the occurrence of any of the following in a single or a series of related transactions: (i) an acquisition after the Issuance Date by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than fifty percent (50%) of the voting rights or equity interests in the Company; (ii) a replacement of directors holding more than fifty percent (50%) of the voting power of the Company’s board of directors that is not approved by directors serving on the Board immediately prior to the consummation of such transaction or transactions, as applicable, holding more than fifty percent (50%) of the voting power of all directors serving on the Board immediately prior to such transaction or transactions, as applicable; (iii) a merger, consolidation, amalgamation, scheme of arrangement or reorganization (or other similar transaction) of the Company or a sale of all or substantially all of the assets of the Company in a single or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company’s securities prior to the first such transaction, or transactions, as applicable, continue to hold at least fifty percent (50%) of the voting power and equity interests in the surviving entity or acquirer of such assets, as applicable; (iv) a recapitalization, reorganization or other transaction involving the Company that constitutes or results in a transfer of more than fifty percent (50%) of the voting power or equity interests in the Company; or (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Company. Notwithstanding the foregoing, in no event shall the acquisition of greater than fifty percent (50%) of the Common Stock by the Holder, its Affiliates, or any of the Attribution Parties constitute a Change of Control.

(f) “Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing bid price per share of Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if the Common Stock is then listed or quoted on the OTC Bulletin Board, the most recent closing bid price per share of Common Stock so reported; (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as mutually determined by the Company and the Holder. If the Company and the Holder are unable to so agree upon the fair market value of a share of Common Stock, then such dispute shall be resolved in accordance with the procedures in Section 17(f).

(g) “Commission” means the U.S. Securities and Exchange Commission.

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(h) “Common Stock Deemed Outstanding” means, at any given time, the sum of (i) the number of shares of Common Stock actually outstanding at such time, plus (ii) the number of shares of Common Stock issuable upon exercise of any warrants or other rights or options to subscribe for or purchase Common Stock and conversion or exchange of any securities (directly or indirectly) convertible into or exchangeable for Common Stock, in each case actually outstanding at such time (treating as actually outstanding any such warrants, rights, options or other securities issuable upon exercise of other such securities actually outstanding at such time), in each case, regardless of whether such securities are actually exercisable, convertible or exchangeable at such time; provided, that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned subsidiaries.

(i) “Convertible Securities” means any stock or securities (other than Options) that are at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitle the holder thereof to acquire, any shares of Common Stock.

(j) “Eligible Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: (i) The Nasdaq Global Market; (ii) The Nasdaq Global Select Market; (iii) The Nasdaq Capital Market; (iv) the New York Stock Exchange; (v) NYSE Arca; or (vi) the NYSE MKT (or any successor to any of the foregoing).

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(l) “Excluded Stock” means the issuance of: (i) Common Stock upon the exercise of Options outstanding as of the Issuance Date, pursuant to the terms of Options or any applicable option plan as of the Issuance Date; (ii) compensatory Options (and the issuance of Common Stock upon exercise thereof), restricted stock or restricted stock units (and the issuance of Common Stock upon settlement of such restricted stock units) of the Company to employees, officers, directors or consultants of the Company after the date hereof pursuant to a stock option plan, restricted stock agreement or other incentive stock plan or pursuant to any employee benefit plan, in each case as in effect on the Issuance Date, as approved by the Company’s stockholders following the Issuance Date or adopted by the Company’s board of directors as an inducement award or plan in accordance with the applicable regulations of the Eligible Market; (iii) the Warrant Shares; (iv) Common Stock issued upon exercise of warrants to purchase Common Stock outstanding as of the Issuance Date; (v) any Common Stock or Common Stock Equivalents issued in connection with the secured convertible notes held by the Holder (or any successor holder or transferee of such secured convertible notes) outstanding as of the Issuance Date (the “Convertible Notes”) (including upon exercise, exchange or conversion of any Common Stock or Common Stock Equivalents issued in connection with the original issuance of the Convertible Notes); (vi) any Common Stock or Common Stock Equivalents issued in connection with any bona fide equity financing or capital raise transaction of the Company, to the extent the Holder in its sole discretion consents in writing; and (vii) any Common Stock or Common Stock Equivalents issued as consideration in connection with the bona fide acquisition of all of the assets or capital stock or a business line (including the acquisition of the intellectual property) of another business (whether by merger, purchase of stock or assets or otherwise) if such issuance is approved by the board of directors of the Company.

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(m) “Fundamental Transaction” has the meaning set forth in Section 10(c).

(n) “Fundamental Transaction Notice” has the meaning set forth in Section 10(c).

(o) “Issuance Date” means the date hereof.

(p) “Options” means any rights, warrants or options to, directly or indirectly, subscribe for or purchase Common Stock.

(q) “Original Issue Value” shall be equal to eight hundred forty-four thousand two hundred and fifty-five dollars ($844,255).

(r) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(s) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(t) “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

(u) “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(v) “Put Exercise Notice” has the meaning set forth in Section 5(b).

(w) “Put Price” shall be equal to the product of (I) the Original Issue Value, multiplied by (II) a fraction, the numerator of which is the number of Warrant Shares subject to the Put Exercise Notice and the denominator of which is the total number of Warrant Shares issuable to the Holder under this Warrant as of the Issuance Date (as adjusted for any stock dividends, stock splits, combinations or similar events pursuant to Section 10(a)).

(x) “Put Price Notice” has the meaning set forth in Section 5(c).

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(y) “Put Right” has the meaning set forth in Section 5(a).

(z) “Registrable Securities” has such meaning ascribed to such term in the Registration Rights Agreement.

(aa) “Registration Rights Agreement” means the Registration Rights Agreement dated as of September 23, 2025, by and between the Company and the Holder, as amended by that certain Amendment No. 1 to the Registration Rights Agreements dated as of the Issuance Date.

(bb) “Registration Statement” has the meaning ascribed to such term in the Registration Rights Agreement.

(cc) “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

(dd) “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(ee) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(ff) “Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, any Business Day.

(gg) “Trading Market” means The Nasdaq Global Select Market or any other primary Eligible Market or national securities exchange on which the Common Stock is then listed or quoted.

(hh) “VWAP” means, on any particular Trading Day or for any particular period, the volume weighted average trading price per share of Common Stock on such Trading Day or for such particular period on the Eligible Market on which the Common Stock is then traded as reported by Bloomberg L.P., through its “Volume at Price” functions, or any successor performing similar functions, or, if the foregoing does not apply, the average of the highest Closing Price and the lowest closing ask price of the Common Stock on the OTC Bulletin Board or, if none of the foregoing applies, the average of the highest Closing Price and the lowest closing ask price of the Common Stock of any of the market makers for the Common Stock as reported in the “pink sheets” by OTC Markets Group Inc.; provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to adjustment from time to time for stock splits, stock dividends, combinations and similar events as applicable.

2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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3. Registration of Transfers. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof at any time and without restriction; provided, however, that the transferee shall agree in writing to be bound by the terms and subject to the conditions of this Warrant. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant” and, together with this Warrant, the “Warrants”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of a New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of this Warrant.

4. Exercise and Duration of Warrants.

(a) Subject to the limitations set forth in Section 12 hereof, this Warrant shall be exercisable by the registered Holder, in whole or in part, at any time and from time to time on or after the Issuance Date until immediately prior to the earliest of (a) a Fundamental Transaction, provided that, at the option of the Holder, this Warrant shall continue to be exercisable, in whole or in part, after a Change of Control that does not constitute an Acquisition Change of Control, for the same number and type of underlying securities on terms no less favorable than those applicable immediately prior to such transaction, (b) a liquidation of the Company or (c) the Expiration Date.

(b) A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares. The Holder shall deliver the original Warrant to the Company within thirty (30) days after the full exercise of this Warrant; provided, however, that the Holder’s failure to so deliver the original Warrant shall not affect the validity of such exercise or any of the Company’s obligations under this Warrant and the Company’s sole remedy for the Holder’s failure to deliver the original Warrant shall be to obtain an affidavit of lost warrant from the Holder, which Holder shall deliver as promptly as reasonably practical following a request by the Company therefor, in a form and substance reasonably acceptable to the Company.

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5. Put Right.

(a) The Holder shall have the right (the “Put Right”) to require the Company to purchase the unexercised portion of this Warrant held by the Holder, in whole but not in part, in accordance with the provisions of this Section 5.

(b) Put Exercise. The Holder may exercise the Put Right by giving written notice thereof (a “Put Exercise Notice”) to the Company (i) at any time following the fourth (4th) anniversary of the Issuance Date and (ii) prior to the fourth (4th) anniversary of the Issuance Date, (A) upon a Change of Control or (B) immediately prior to the occurrence of a voluntary dissolution, liquidation or winding up of the affairs of the Company. The Put Exercise Notice shall state, if this Warrant remains unexercised, the number of shares then purchasable under this Warrant, if any, subject to such put. The Put Right may be exercised by the Holder and may be exercised successively in accordance with this Section 5 so long as the Holder owns this Warrant.

(c) Put Price. Upon receipt of the Put Exercise Notice, the Company shall calculate the Put Price and deliver notice thereof (a “Put Price Notice”) to the Holder within three (3) Business Days after delivery to the Company of the Put Exercise Notice.

(d) Consummation. Upon the Holder’s receipt of the Put Price Notice, the Holder shall surrender to the Company at its principal office, or such other office or agency of the Company as the Company may reasonably designate by written notice to the Holder, this Warrant subject to such exercise of the Put Right, endorsed to the Company (or other instruments or documents of transfer, or instruments to DTC or the transfer agent to effect such surrender), in exchange for, and the Company shall thereupon deliver the Put Price to the Holder by wire transfer of immediately available funds to an account designated by the Holder or by certified check. The Holder of this Warrant shall cease to be a holder thereof immediately upon surrender thereof to the Company.

6. Delivery of Warrant Shares.

(a) Subject to the limitations set forth in Section 13, upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) at the Holder’s election (1) credit the Holder’s balance account with DTC for the Warrant Shares issuable upon such exercise (which alternative shall not be available if both of the conditions set forth in Section 6(a)(x) or 6(a)(y) are satisfied), or (2) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, an electronic book entry position evidencing the Warrant Shares issuable upon such exercise, in either case, free of restrictive legends unless (x) a Registration Statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or (y) the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date.

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(b) Subject to Section 5(a) and the limitations set forth in Section 13 hereof, this Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof (including, but not limited to the exercise of this Warrant) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares (other than such limitations contemplated by this Warrant). Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

(d) Each certificate for Warrant Shares shall bear a restrictive legend only if (i) there is not then an effective Registration Statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder and (ii) the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144; provided, however, that, no such restrictive legend shall be required if, in the opinion of counsel for the Holder (which opinion is subject to the reasonable approval of the Company) or the Company, the securities represented thereby are not, at such time, required by law to bear such legend.

7. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares in a name other than that of the Holder or an affiliate thereof.

8. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures as the Company may prescribe.

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9. Reservation of Warrant Shares.

(a) The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, one hundred twenty-five percent (125%) of the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant (the “Required Reserve Amount”), free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 10). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such actions as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation by the Company of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The parties acknowledge and agree that issuances above the Maximum Percentage require approval by the stockholders of the Company, and the Company provides no assurances or guarantees with respect to the outcome of such stockholder approval.

(b) If, notwithstanding Section 9(a) above, and not in limitation thereof, at any time while this Warrant remains outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

10. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 10.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

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(b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (and not to all Holders of Warrants in respect of their ownership thereof): (i) evidences of indebtedness of any Person; (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph); (iii) rights or warrants to subscribe for or purchase any security; or (iv) cash or any other asset (in each case, “Distributed Property”), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Exercise Price times a fraction of which the denominator shall be the average of the Closing Prices for the five (5) Trading Days immediately prior to (but not including) such record date and of which the numerator shall be such average less the then fair market value of the Distributed Property distributed in respect of one (1) outstanding share of Common Stock, as determined by the Company’s independent certified public accountants that regularly examine the financial statements of the Company (an “Appraiser”). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally or regionally recognized accounting firm) (the “Additional Appraiser”), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and the Additional Appraiser. As an alternative to the foregoing adjustment to the Exercise Price, at the request of the Holder delivered before the earlier of the ninetieth (90th) day after such record date or the exercise of this Warrant after such record date, the Company will deliver to such Holder, within five (5) Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant) immediately prior to such record date (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution in excess of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation). If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon expiration of or any exercise of this Warrant that occurs after such record date, such Holder shall remain entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), such Distributed Property.

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding: (i) the Company effects any merger or consolidation of the Company with or into another Person; (ii) the Company effects any sale of (A) all or substantially all of its assets or (B) assets generating more than fifty percent (50%) of the Company’s revenue for the trailing twelve (12) month period, in each case, which sale is not approved by the Holders of at least a majority of the Warrant Shares issuable upon exercise of then outstanding Warrants; (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant

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to which holders of at least fifty percent (50%) of the Common Stock (excluding any shares held by the Person(s) making such tender or exchange offer) tender or exchange their shares for other securities, cash or property; (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 10(a) above or a transaction that does not result in a transfer of more than fifty percent (50%) of the voting power or equity interests in the Company); or (v) there is a Change of Control (each of the foregoing, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction as if this Warrant had been exercised on a cashless basis in accordance with Section 11 below, immediately prior to such Fundamental Transaction, and become the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (without taking into account any limitations or restrictions on the exercisability of this Warrant) (the “Alternate Consideration”). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant. The Company shall notify the Holder, in writing, of such Fundamental Transaction at least thirty (30) days prior to the closing of such Fundamental Transaction (the “Fundamental Transaction Notice”), which written notice shall describe in detail the terms of the Fundamental Transaction (including the Alternate Consideration issuable upon exercise of this Warrant). In the event of, and as a condition to the consummation of, a Fundamental Transaction, the Company or the Successor Entity, as the case may be, shall execute with the Holder a written agreement providing that:

(x) this Warrant shall thereafter entitle the Holder to purchase the Alternate Consideration in accordance with this Section 10(c).

(y) in the case of any such Successor Entity, upon such consolidation, merger, statutory exchange, combination, sale or conveyance, such Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other transaction documents referring to the “Company” shall refer instead to the Successor Entity), be jointly and severally liable with the Company for the performance of all of the Company’s obligations under this Warrant and may exercise every right and power of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

(z) if registration or qualification is required under the Exchange Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Warrant, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

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If, in the case of any Fundamental Transaction, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such Successor Entity, as the case may be, in such Fundamental Transaction, then such written agreement shall also be executed by such other Person. At the Holder’s request, prior to or at the closing of the Fundamental Transaction, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a New Warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d) Subsequent Equity Sales.

(i) If, at any time while this Warrant is outstanding, the Company or any subsidiary grants, issues or sells (or enters into any agreement to grant, issue or sell), or is deemed to have granted, issued or sold any additional shares of Common Stock, Convertible Securities, Options, rights, warrants, or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, “Common Stock Equivalents”) at an effective price to the Company (net of any rebates, discounts, fees, commissions or expenses, other than customary expenses) per share of Common Stock less than the then effective Exercise Price (such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of common stock at an effective price per share that is lower than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to an Exercise Price equal to the quotient obtained by dividing:

(A) the sum of (1) the product obtained by multiplying the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the Exercise Price then in effect plus (2) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale); by

(B) the sum of (1) the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (2) the aggregate number of shares of Common Stock issued or sold (or deemed issued or sold) by the Company in such issuance or sale (or deemed issuance or sale).

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(ii) The adjustment to the Exercise Price shall be made at the end of each fiscal quarter, based on the issuances of Common Stock Equivalents during that quarter. No further adjustment shall be made to the Exercise Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents. Notwithstanding the foregoing, if any Common Stock Equivalents as to which an adjustment to the Exercise Price was made pursuant to Section 10(d)(i) expire, terminate or are cancelled without having been exercised, converted or exchanged in full, then the Exercise Price shall be readjusted as of the date of such expiration, termination or cancellation to the Exercise Price that would have been in effect had the adjustment made upon the issuance of such expired, terminated or cancelled Common Stock Equivalents been made on the basis of the actual number of shares of Common Stock issued upon exercise, conversion or exchange thereof (or, if no shares of Common Stock were issued, as if such Common Stock Equivalents had never been issued).

(iii) If, at any time while this Warrant is outstanding, the Company directly or indirectly issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security”), including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary structural anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions), then for purposes of applying the preceding paragraph in connection with any subsequent exercise, the Effective Price will be determined separately on each Exercise Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Exercise Date (regardless of whether any such holder actually acquires any shares on such date). The Holder shall have the right, but not the obligation, in its sole discretion to substitute such Effective Price for the Exercise Price upon exercise of this Warrant by designating in the Exercise Notice delivered upon any exercise that the Holder is relying on the Effective Price rather than the Exercise Price then in effect.

(iv) No adjustment to this Warrant shall be made pursuant to this Section 10(d) that would have the effect of causing this Warrant to be exercisable for more than the Maximum Percentage unless and until prior to any such adjustment the Company shall have obtained all necessary shareholder and other approvals required for the Exercise Price under this Warrant to be reduced to such Effective Price and for sufficient Warrant Shares to be reserved for issuance upon exercise of this Warrant.

(v) Notwithstanding anything herein to the contrary, no adjustment will be made under this Section 10 in respect of any issuances or exercise prices, resets, conversion prices or other Floating Price Security attributes of Common Stock or Common Stock Equivalents covered by the definition of Excluded Stock.

(e) Number of Warrant Shares. Subject to the limitations set forth in Section 13(iii), simultaneously with any adjustment to the Exercise Price pursuant to this Section 10, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment; provided that no Exercise Price adjustment or adjustment to the number of Warrant Shares issuable in the aggregate pursuant to this Section 10(e) may be based on an Exercise Price of less than $5.00 per Warrant Share, as adjusted for any stock dividends, stock splits (including forward and reverse), stock combinations, recapitalizations or similar events.

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(f) Calculations. All calculations under this Section 10 shall be made to the nearest cent or the nearest one hundredth (1/100th) of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include any treasury shares, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(g) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense will promptly (i) compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based and (ii) deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(h) Notice of Corporate Events. If the Company: (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary; (ii) authorizes or approves, enters into a definitive agreement or solicits stockholder approval for a Fundamental Transaction; or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least twenty (20) calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps necessary in order to ensure that the Holder has sufficient opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(i) Other Events. In the event that the Company or any subsidiary shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 10 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith, and subject to Section 12 below, determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 10(i) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 10, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

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11. Payment of Exercise Price. The Holder, at its election, may either pay the Exercise Price in immediately available funds, or satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the Current Market Price (as of the date of such calculation) of one share of Common Stock.

B = the Exercise Price (as adjusted to the date of such calculation).

For purposes of this Warrant, the “Current Market Price” of one share of the Company’s Common Stock as of a particular date shall be determined as follows: (a) if traded on a national securities exchange (including the Nasdaq Stock Market), the Current Market Price shall be deemed to be the arithmetic average of the VWAPs for the five (5) consecutive Trading Days immediately preceding the applicable date; (b) if traded over-the-counter but not on the Nasdaq Stock Market, the Current Market Price shall be deemed to be the average of the closing bid and asked prices as of five (5) Business Days immediately prior to the date of exercise indicated in the Notice of Exercise; and (c) if there is no active public market, the Current Market Price shall be the fair market value of a share of Common Stock as mutually determined by the Company and the Holder in their sole discretion. If the Company and the Holder are unable to so agree upon the fair market value of a share of Common Stock, then such dispute shall be resolved in accordance with the procedures in Section 17(f).

12. Limitation on Exercise. Notwithstanding anything to the contrary herein, the Company shall not effect the exercise of this Warrant and the Holder shall not have the right to exercise this Warrant, (A) to the extent that after giving effect to such exercise, the Holder (together with its Affiliates and any of the other Attribution Parties) would beneficially own in excess of 19.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding and/or the then combined voting power of all of the Company’s voting securities immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”) and (B) if at the time of such exercise, such exercise would violate, or would result in a violation by the Company of, any Nasdaq Stock Market Rule (and any successor to the Nasdaq Stock Market and any other trading market on which the Common Stock is listed), including, without limitation, Nasdaq Stock Market Rule 5635(b) relating to a change of control; provided, that, with respect to clause (A) above, the Beneficial Ownership Limitation shall not apply in the event that the Company obtains (x) stockholder approval for a change of control with respect to the Holder and such stockholder approval remains valid pursuant to the Nasdaq Stock Market Rules (and any successor to the Nasdaq Stock Market and any other trading market on which the Common Stock is listed) and such exercise otherwise satisfies the requirements of Nasdaq Stock Market Rule 5635 with respect to issuances of shares of Common Stock upon exercise of this Warrant or any other warrant held by the Holder or (y) a waiver of such Beneficial Ownership Limitation is received from Nasdaq and such waiver remains valid. The limitations contained in this paragraph shall apply to any successor holder and transferee of this Warrant, any New Warrants, and all Warrant Shares issued or issuable upon exercise of all Warrants outstanding (together with their Affiliates and any of the other Attribution Parties), as applicable.

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13. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

14. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered by electronic mail specified in this Section 14 prior to 6:30 p.m. (New York City time) on a Trading Day; (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered by electronic mail specified in this Section 14 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day; (iii) the Trading Day following the date of mailing, if sent by a nationally recognized overnight courier service specifying next Business Day delivery; or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery. The address and e-mail address of a party for such notices or communications shall be as set forth in this Section 14, unless changed by such party by two (2) Trading Days’ prior notice to the other party in accordance with this Section 14. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

If the Company:

Quantum Corporation

10770 E. Briarwood Avenue

Centennial, CO 80112

Attention: Tara Ilges

Email:

with a copy to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP

2400 Hanover Street

Palo Alto, CA 94304

Attention: James J. Masetti; Julie Park

Email:

If to Holder:

Dialectic Technology SPV LLC

119 Rowayton Avenue

Rowayton, CT 06853

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Attention: John Fichthorn

E-mail:

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

1801 Page Mill Road, Suite 210

Palo Alto, CA 94304

Attention: Christopher M. Forrester

Email:

15. Extension of Expiration Date. At the option of the Holder, the Expiration Date may be extended for the number of Trading Days following any period commencing on the Expiration Date, if on the Expiration Date and through any such period: (i) trading in the Common Stock is suspended by any Trading Market; (ii) the Registration Statement is not effective; or (iii) the Prospectus included in the Registration Statement may not be used by the Holder for the resale of Registrable Securities thereunder; provided that, with respect to Section 15(ii) and Section 15(iii), only to the extent the Company was required, but failed, to maintain the effectiveness of the Registration Statement and the availability of the Prospectus included in the Registration Statement in accordance with the terms of the Registration Rights Agreement.

16. Furnishing of Information. The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of the Holder, the Company shall deliver to the Holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. If the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Holder and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Holder to sell this Warrant under Rule 144. The Company further covenants that it will take such further action as the Holder may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

17. Miscellaneous.

(a) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Subject to the restrictions on transfer set forth on the first page hereof and in Section 3, this Warrant may be assigned by the Holder, provided, however, that in no event shall the registration rights be separately assigned from the purchase rights evidenced by this Warrant. Except as provided in and subject to the terms set forth in Section 10(c), this Warrant may not be assigned by the Company except with the prior written consent of the Holder. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence and except

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as otherwise provided in Section 12, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant constitutes the entire agreement of the parties with respect to the subject matter hereof. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns. The restrictions set forth in Section 12 hereof may not be amended or waived.

(b) The Company: (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will use reasonable best efforts to take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

(C) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO (I) LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR (II) LIMIT ANY PROVISION OF SECTION 17(f). EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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(f) Alternate Dispute Resolution.

(i) In the case of a dispute relating to the Exercise Price, the Closing Price, the Current Market Price, or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within five (5) Business Days after the Company learned of the circumstances giving rise to such dispute, or (B) if by the Holder, within five (5) Business Days after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, Closing Price, Current Market Price, or fair market value or arithmetic calculation of the Warrant Shares (as the case may be), at any time after the fifth (5th) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute; provided that if the Holder does not select such an investment bank within such five (5) Business Day period, then the Company may, at its sole option, select an independent reputable investment bank to resolve such dispute.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with this Section 17(f) and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the tenth (10th) Business Day immediately following the date on which such investment bank was selected and agreed to serve in such role (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

QUANTUM CORPORATION

By:
Name:
Title:

[Signature Page to Conversion Warrant]

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: QUANTUM CORPORATION

The undersigned is the Holder of Warrant No. 2026-1 (the “Warrant”) issued by QUANTUM CORPORATION, a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

3.	The Holder intends that payment of the Exercise Price shall be made as (check one):

____ “Cash Exercise” under Section 11

____ “Cashless Exercise” under Section 11

4.	If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

5.	Pursuant to this exercise, the Company shall deliver to the Holder _______________ Warrant Shares in accordance with the terms of the Warrant.

6.	Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Exercise Notice to be duly executed as of the date indicated below.

Dated: ,	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of QUANTUM CORPORATION to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of QUANTUM CORPORATION with full power of substitution in the premises.

Dated: ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

EXHIBIT B

[Forbearance Warrant Amendment]

FIRST AMENDMENT TO

WARRANT TO PURCHASE COMMON STOCK

OF QUANTUM CORPORATION

This FIRST AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK (this “Amendment”) is made and entered into as of June 1, 2026, by and between Quantum Corporation, a Delaware corporation (the “Company”), and Dialectic Technology SPV LLC (“Holder”). The Company and the Holder are referred to herein from time to time collectively as the “Parties,” and each individually, as a “Party.” Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Warrant (as defined below).

WHEREAS, on September 23, 2025, the Company issued to Holder a Warrant to Purchase Common Stock, pursuant to which Holder is entitled to purchase 2,653,308 shares of the Company’s Common Stock at an exercise price equal to $8.81 per share (the “Warrant”); and

WHEREAS, the Parties desire to amend certain terms set forth in the Warrant.

NOW, THEREFOR, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Warrant as follows:

1. Definitions.

a.	The definition of “Affiliate” in Section 1(c) of the Warrant is hereby amended and restated in its entirety as follows.

“(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.”

b.	The definition of “Effectiveness Deadline” in Section 1(j) of the Warrant is hereby deleted in its entirety.

c.	The definition of “Excluded Stock” in Section 1(m) of the Warrant is hereby amended and restated in its entirety as follows.

“(m) “Excluded Stock” means the issuance of: (i) Common Stock upon the exercise of Options outstanding as of the Issuance Date, pursuant to the terms of Options or any applicable option plan as of the Issuance Date; (ii) compensatory Options (and the issuance of Common Stock upon exercise thereof), restricted stock or restricted stock units (and the issuance of Common Stock upon settlement of such restricted stock units) of the Company to employees, officers, directors or consultants of the Company after the date hereof pursuant to a stock option plan, restricted stock agreement or other incentive stock plan or pursuant to any employee benefit plan, in each case as in effect on the Issuance Date, as approved by the Company’s stockholders following the Issuance Date or adopted by the Company’s board of directors as an inducement award or plan in accordance with the applicable regulations of the Eligible Market; (iii) the Warrant Shares; (iv) Common Stock issued upon exercise of warrants to purchase Common Stock outstanding as of the Issuance Date; (v) any Common Stock or Common Stock Equivalents issued in connection with the secured convertible notes held by the Holder (or any successor holder or transferee of such secured convertible notes) outstanding as of the Issuance Date (the “Convertible Notes”) (including upon exercise, exchange or conversion of any Common Stock or Common Stock Equivalents issued in connection with the original issuance of the Convertible Notes); (vi) any Common Stock or Common Stock Equivalents issued in connection with any bona fide equity financing or capital raise transaction of the Company, to the extent the Holder consents in writing; and (vii) any Common Stock or Common Stock Equivalents issued as consideration in connection with the bona fide acquisition of all of the assets or capital stock or a business line (including the acquisition of the intellectual property) of another business (whether by merger, purchase of stock or assets or otherwise) if such issuance is approved by the board of directors of the Company.”

d.	The definition of “Put Price” in Section 1(u) of the Warrant is hereby amended and restated in its entirety as follows.

“(u) “Put Price” shall be equal to the product of (I) the Original Issue Value, multiplied by (II) a fraction, the numerator of which is the number of Warrant Shares subject to the Put Exercise Notice and the denominator of which is the total number of Warrant Shares issuable to the Holder under this Warrant as of the Issuance Date (in the case of each of clause I and clause II, as adjusted for any stock dividends, stock splits, combinations or similar events pursuant to Section 10(a)).”

e.	The definition of “Transaction Agreement” in Section 1(dd) of the Warrant is hereby deleted in its entirety.

2. Amendment to Section 10(b)(i) of the Warrant. Section 10(b)(i) of the Warrant is hereby amended and restated in its entirety as follows:

“(i) evidences of indebtedness of any Person;”

3. Amendment to Section 10(d)(ii) of the Warrant. Section 10(d)(ii) of the Warrant is hereby amended and restated in its entirety as follows:

“(ii) The adjustment to the Exercise Price shall be made at the end of each fiscal quarter, based on the issuances of Common Stock Equivalents during that quarter. No further adjustment shall be made to the Exercise Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents. Notwithstanding the foregoing, if any Common Stock Equivalents as to which an adjustment to the Exercise Price was made pursuant to Section 10(d)(i) expire, terminate or are cancelled without having been exercised, converted or exchanged in full, then the Exercise Price shall be readjusted as of the date of such expiration, termination or cancellation to the Exercise Price that would have been in effect had the adjustment made upon the issuance of such expired, terminated or cancelled Common Stock Equivalents been made on the basis of the actual number of shares of Common Stock issued upon exercise, conversion or exchange thereof (or, if no shares of Common Stock were issued, as if such Common Stock Equivalents had never been issued).”

4. Amendment to Section 10(e) of the Warrant. Section 10(e) of the Warrant is hereby amended and restated in its entirety as follows:

“(e) Number of Warrant Shares. Subject to the limitations set forth in Section 13(iii), simultaneously with any adjustment to the Exercise Price pursuant to this Section 10, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment; provided that no Exercise Price adjustment or adjustment to the number of Warrant Shares issuable in the aggregate pursuant to this Section 10(e) may be based on an Exercise Price of less than $5.00 per Warrant Share, as adjusted for any stock dividends, stock splits (including forward and reverse), stock combinations, recapitalizations or similar events.”

5. Amendments to Section 14 of the Warrant.

a.	The notice information for “Holder” in Section 14 of the Warrant is hereby amended and restated in its entirety as follows:

“If to Holder:

Dialectic Technology SPV LLC

119 Rowayton Avenue

Rowayton, CT 06853

Attention: John Fichthorn

E-mail:

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

1801 Page Mill Road, Suite 210

Palo Alto, CA 94304

Attention: Christopher M. Forrester

Email:

b.	The first line of the address for Pillsbury Winthrop Shaw Pittman LLP in Section 14 of the Warrant is hereby amended to read “2400 Hanover Street.”

6. Full Force and Effect. From and after the date hereof, all references in the Warrant to “this Warrant,” “hereof” or words of similar import shall mean the Warrant as amended by this Amendment. Except as expressly set forth herein, the Warrant shall remain in full force and effect on the terms and conditions set forth therein.

7. Miscellaneous. All terms and provisions contained in Section 17 of the Warrant shall apply mutatis mutandis to this Amendment, and to the Warrant as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Warrant as of the date and year first written above.

COMPANY:

QUANTUM CORPORATION

By:
Name:
Title:

HOLDER:

DIALECTIC TECHNOLOGY SPV LLC

By:
Name: John Fichthorn
Title: Authorized Signatory

FIRST AMENDMENT TO WARRANT

(FORBEARANCE WARRANT)

SIGNATURE PAGE

EXHIBIT C

[Forbearance Warrant Registration Rights Agreement Amendment]

FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT

This FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of June 1, 2026, by and between Quantum Corporation, a Delaware corporation (the “Company”), and Dialectic Technology SPV LLC, a Delaware limited liability company (the “Holder”). The Company and the Holder are referred to herein from time to time collectively as the “Parties,” and each individually, as a “Party.” Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement (as defined below).

WHEREAS, the Parties entered into that certain Registration Rights Agreement, dated as of September 23, 2025 (the “Agreement”);

WHEREAS, as consideration for the certain consents and waivers granted by the Holder to the Company, the Company has issued to the Holder the Conversion Warrant (as defined below) as of the date hereof;

WHEREAS, the Parties desire to amend certain terms set forth in the Agreement, including to extend the registration rights provided under the Agreement to cover the Conversion Warrant Shares (as defined herein) issuable upon exercise of the Conversion Warrant;

WHEREAS, pursuant to Section 10 of the Agreement, the Agreement may be amended with the written consent of the Parties; and

WHEREAS, the Parties have consented to this Amendment.

NOW, THEREFORE, in consideration of the premises, covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Amendment, intending to be legally bound, agree as follows:

1.	Amendment to Recital A of the Agreement. Recital A of the Agreement is hereby amended and restated in its entirety as follows:

“A. In connection with (i) the Transaction Agreement, dated as of September 23, 2025, by and among the Company, the Holder and the other parties thereto (the “Transaction Agreement”), the Company issued to the Holder, as consideration for the certain forbearances and waivers granted by the Holder to the Company, that certain warrant dated as of September 23, 2025 (the “Original Warrant”) to purchase a number of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), equal to 19.9% of the outstanding shares of Common Stock as of the date of the Agreement (such shares of Common Stock underlying the Original Warrant, the “Original Warrant Shares”); and (ii) certain consents and waivers granted by the Holder to the Company, the Company has issued to the Holder that certain warrant dated as of the date of the First Amendment (the “Conversion Warrant” and, together with the Original Warrant, the “Warrants” and each, a “Warrant”) to purchase such number of shares of Common Stock equal to 105,911 (such shares of Common Stock underlying the Conversion Warrant, the “Conversion Warrant Shares” and together with the Original Warrant Shares, the “Warrant Shares”).”

2.	Amendment to Section 1(c) of the Agreement. The definition of “Effectiveness Deadline” in Section 1(c) of the Agreement is hereby amended and restated in its entirety as follows:

“(c) “Effectiveness Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a) or Section 2(b), as applicable, the earlier of (A)(I) in the event such initial Registration Statement is not subject to a review by the SEC, the ninetieth (90th) calendar day after (x) September 23, 2025, with respect to the Original Warrant Shares, and (y) the date of the First Amendment, with respect to the Conversion Warrant Shares, and (II) in the event such initial Registration Statement is subject to a review by the SEC, the one hundred fiftieth (150th) calendar day after (x) September 23, 2025, with respect to the Original Warrant Shares, and (y) the date of the First Amendment, with respect to the Conversion Warrant Shares, and (B) the fifth (5th) Business Day after the date the Company is notified, orally or in writing, whichever is earlier, by the SEC that such Registration Statement will not be reviewed or will not be subject to further review, and (ii) with respect to any additional Registration Statements, or any post-effective amendment to an existing Registration Statement, that may be required to be filed by the Company pursuant to this Agreement, the earlier of (A) the sixtieth (60th) calendar day following the date on which such additional Registration Statement or post-effective amendment is required to be filed hereunder and (B) the fifth (5th) Business Day after the date the Company is notified, orally or in writing, whichever is earlier, by the SEC that such additional Registration Statement or post-effective amendment will not be reviewed or will not be subject to further review; provided, however, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC or the EDGAR system is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC and the EDGAR system are open for business.”

3.	Amendment to Section 1(g) of the Agreement. The definition of “Filing Deadline” in Section 1(g) of the Agreement is hereby amended and restated in its entirety as follows.

“(g) “Filing Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the forty-fifth (45th) calendar day after (x) September 23, 2025 with respect to the Original Warrant Shares and (y) the date hereof with respect to the Conversion Warrant Shares and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement.

4.	Amendment to Section 1(m) of the Agreement. The definition of “Registrable Securities” in Section 1(m) of the Agreement is hereby amended and restated in its entirety as follows.

“(m) “Registrable Securities” means, as of any date of determination, the Warrant Shares then issued and issuable upon exercise of any Warrant (assuming on such date any such Warrant is exercised in full without regard to any exercise limitations therein), including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and shares of capital stock of a Successor Entity (as defined in the Warrants) into which the shares of Common Stock are converted or exchanged; provided, however, that Registrable Securities shall cease to be Registrable Securities with respect to a particular Investor when (i) such securities have been disposed of in accordance with a Registration Statement or pursuant to Rule 144; (ii) such securities may be sold pursuant to Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144; or (iii) such securities cease to be outstanding.”

5.	Amendment to Section 1(p) of the Agreement. The definition of “Required Registration Amount” in Section 1(p) of the Agreement is hereby amended and restated in its entirety as follows:

“(p) “Required Registration Amount” means, as of any time of determination, the maximum number of Warrant Shares issuable upon exercise of all Warrants (without regard to any exercise limitations therein), all subject to adjustment as provided in Section 2(c) and/or Section 2(d).”

6.	New Definition. A new definition is hereby added to Section 1 of the Agreement as follows:

““First Amendment” means the First Amendment to the Registration Rights Agreement, dated as of June 1, 2026, by and between the Company and the Holder.”

7.	Amendment to Section 2(a) of the Agreement. Section 2(a) of the Agreement is hereby amended by adding the following paragraph at the end thereof:

“Without limiting the foregoing, with respect to the Conversion Warrant Shares, the Company shall, as soon as practicable, but in no event later than the Filing Deadline applicable to the Conversion Warrant Shares, prepare and file with the SEC a Registration Statement, or, to the extent then permitted under the 1933 Act and the rules and regulations of the SEC, a post-effective amendment or prospectus supplement to an existing Registration Statement, in each case covering the resale of all Conversion Warrant Shares. Any such Registration Statement or post-effective amendment shall register for resale at least the number of shares of Common Stock equal to the Required Registration Amount attributable to the Conversion Warrant Shares as of the date such Registration Statement or post-effective amendment is initially filed with the SEC. The Company shall use its reasonable best efforts to cause any such Registration Statement or post-effective amendment to become effective, or to cause any such prospectus supplement to be filed and available for use, as soon as practicable and, in the case of any Registration Statement or post-effective amendment required to be declared effective by the SEC, in no event later than the Effectiveness Deadline applicable to the Conversion Warrant Shares.”

8.	Amendment to Section 9 of the Agreement. Section 9 of the Agreement is hereby amended by replacing each reference to “the Warrant” therein with “the applicable Warrant”.

9.	Amendment to Section 10 of the Agreement. The first sentence of Section 10 of the Agreement is hereby amended and restated in its entirety as follows:

“Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding a majority of the outstanding Registrable Securities; provided, that any such amendment or waiver that complies with the foregoing, but that disproportionately, materially and adversely affects the rights and obligations of any Investor relative to the comparable rights and obligations of the other Investors shall require the prior written consent of such adversely affected Investor.”

10.	Amendment to Section 11(b) of the Agreement. The notice information for “Legal Counsel” in Section 11(b) of the Agreement is hereby amended and restated in its entirety as follows:

“If to Legal Counsel:

Willkie Farr & Gallagher LLP

1801 Page Mill Road, Suite 210

Palo Alto, CA 94304

Attention: Christopher M. Forrester

Email:………………………..”

The first line of the address for Pillsbury Winthrop Shaw Pittman LLP in Section 11(b) of the Agreement is hereby amended to read “2400 Hanover Street.”

11.

Full Force and Effect. From and after the date hereof, all references in the Agreement to “this Agreement,” “hereof” or words of similar import shall mean the Agreement as amended by this Amendment. Except as expressly set forth herein, the Agreement shall remain in full force and effect on the terms and conditions set forth therein.

12.

Miscellaneous. All terms and provisions contained in Section 11 of the Agreement shall apply mutatis mutandis to this Amendment, and to the Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

COMPANY:

QUANTUM CORPORATION

By:
Name:
Title:

HOLDER:

DIALECTIC TECHNOLOGY SPV LLC

By:
Name: John Fichthorn
Title: Authorized Signatory

[Signature Page to First Amendment to Registration Rights Agreement]